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                                                                      EXHIBIT 21


                        PHILLIPS-VAN HEUSEN SUBSIDIARIES

       The following table lists all of the subsidiaries of Phillips-Van Heusen Corporation and the jurisdiction of incorporation of each subsidiary. Each subsidiary does business under its corporate name indicated in the table.

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          NAME                                                  STATE OR OTHER JURISDICTION OF INCORPORATION
          ----                                                  --------------------------------------------
BassNet, Inc.                                                   Delaware

Calvin Klein, Inc.                                              New York

Calvin Klein (Europe), Inc.                                     Delaware

Calvin Klein (Europe II) Corp.                                  Delaware

Calvin Klein Europe S.r.l                                       Incorporated in Milan, Italy, domesticated in Delaware

Camisas Modernas, S.A.                                          Guatemala

Caribe M&I Ltd.                                                 Cayman Islands

C.A.T. Industrial, S.A. de C.V.                                 Honduras

CD Group Inc.                                                   Delaware

CK Service Corp.                                                Delaware

Confecciones Imperio S.A.                                       Costa Rica

G.H. Bass Caribbean LLC                                         Delaware

G. H. Bass Franchises Inc.                                      Delaware

GHB (Far East) Limited                                          Hong Kong

Izod.com inc.                                                   Delaware

Phillips-Van Heusen (Far East) Limited                          Hong Kong

Phillips-Van Heusen Puerto Rico LLC                             Delaware

PVHCareerApparel.com Inc.                                       Delaware

PVH Foreign Holdings Corp.                                      Delaware

PVH Retail Corp.                                                Delaware

PVH Wholesale Corp.                                             Delaware

Ropa PVH Mexicana, Camisas y Disenos, S.A. de C.V.              Mexico

The IZOD Corporation                                            Pennsylvania
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